Exhibit 10.1

$85,000,000

AMBASSADORS INTERNATIONAL, INC.

3.75% Convertible Senior Notes due 2027

PURCHASE AGREEMENT

Dated March 28, 2007

-i-

(Continued)

-ii-

(Continued)

-iii-

(Continued)

-iv-

March 28, 2007

Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Ladies and Gentlemen:

Introduction. Ambassadors International, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you (“you,” or the “Initial Purchaser”) an aggregate of $85,000,000 principal amount of its 3.75% Convertible Senior Notes due 2027 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture dated as of April 3, 2007 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

The Company also proposes to issue and sell to you not more than an additional $15,000,000 aggregate principal amount of its 3.75% Convertible Senior Notes due 2027 (the “Additional Securities”) solely to cover over-allotments, if and to the extent that you shall have determined to exercise the right to purchase such Additional Securities granted to you in Section 2.2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”

The Securities will be convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The shares of Common Stock into which the Securities are convertible are hereinafter referred to as the “Underlying Securities.”

The Securities and the Underlying Securities will be offered by the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers as defined in Rule 144A of the rules and regulations promulgated under the Securities Act (“QIBs”) in compliance with the exemption from registration provided by Rule 144A of the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission (the “Commission”).

The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date between the Company and the Initial Purchaser (the “Registration Rights Agreement”) pursuant to which, subject to the conditions set forth therein, the Company will be required to file and use its best efforts to have declared effective a registration statement under the Securities Act to register resales of the Securities and the Underlying Securities.

In connection with the sale of the Securities, the Company (a) has prepared and delivered to the Initial Purchaser (i) a preliminary offering circular (as supplemented or amended prior to the date hereof, the “Preliminary Offering Circular”) and (ii) a pricing term sheet in the form attached hereto as Schedule B, which includes the pricing terms and other information with respect to the Securities and other matters not included in the Preliminary Offering Circular (the “Pricing Supplement”) and (b) will prepare and deliver to the Initial Purchaser on the date hereof or the next succeeding day a final offering circular (the “Final Offering Circular” and, with the Preliminary Offering Circular, each an “Offering Circular”) including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. As used herein, the term “Offering Circular” shall include in each case the documents and information incorporated by reference therein. All references in this Purchase Agreement (this “Agreement”) to amendments of or supplements to an Offering Circular shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Offering Circular.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Initial Purchaser that:

1.1 Disclosure Package and Final Offering Circular. As of the Applicable Time (as defined below), neither (x) the Preliminary Offering Circular as of the Applicable Time as supplemented by Pricing Supplement, that has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of offers to purchase Securities, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Applicable Time” means 6:00 p.m., New York City time, on March 28, 2007, or such other time as agreed by the Company and the Initial Purchaser.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the Securities Act and the rules and regulations thereunder) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Offering Circular or amendments or supplements thereto (including the Pricing Supplement), including, without limitation, any road show materials relating to the Securities that constitutes such a written communication.

As of its issue date and as of Closing Date, the Final Offering Circular will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package or the Final Offering Circular made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein.

1.2 Exchange Act Compliance. The Offering Circular, as delivered from time to time, shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in either Offering Circular, at the time they were or hereafter are filed with the Commission, complied and will comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.3 Due Incorporation. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Disclosure Package and the Final Offering Circular and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Securities, the Indenture and the Purchase Agreement, dated February 21, 2007 (the “Acquisition Agreement”), between Ambassadors International Cruise Group, LLC, a wholly-owned subsidiary of the Company (“Ambassadors International Cruise Group”), and HAL Antillen N.V., a unit of Carnival Corporation plc, pursuant to which Ambassadors International Cruise Group will acquire Windstar Sail Cruises Limited (“Windstar”) and related entities, and to consummate all of the transactions in connection therewith as contemplated thereby and in the Disclosure Package and each Offering Circular; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or be in good standing could not, individually or in the aggregate, reasonably be expected to have any material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, in each case whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

1.4 Subsidiaries. Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited liability company or other power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and each Offering Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect. All of the issued shares of capital stock or membership interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or membership interests, as applicable, of the subsidiaries of the Company was issued in violation of any preemptive or similar rights of any securityholder of such subsidiary.

1.5 Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification and contribution hereunder may be limited under applicable law.

1.6 Indenture. The Indenture has been duly authorized by the Company, and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

1.7 Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company, and when executed and delivered by the Company (assuming the authorization, execution and delivery by the Initial Purchaser), will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

1.8 Description of Capital Stock and Material Indebtedness. The Company has the authorized, issued and outstanding capitalization and material indebtedness as set forth in the Disclosure Package and the Final Offering Circular, and the Acquisition Agreement, the capital stock and the material indebtedness of the Company conform as to legal matters to the descriptions thereof contained in the Disclosure Package and the Final Offering Circular.

1.9 Authorized Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

1.10 Validly Issued Securities. The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser pursuant to this Agreement, will have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery of the Indenture by the Trustee) will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be in the form contemplated by and entitled to the benefits provided by the Indenture; and the Securities, the Registration Rights Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Offering Circular.

1.11 Underlying Securities. The Underlying Securities conform in all material respects to all descriptions relating thereto set forth in the Disclosure Package and the Final Offering Circular. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Securities and the Indenture; the Underlying Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, no holder of such shares will be subject to personal liability by reason of being such a holder, except that they may be liable by agreement and for their own conduct or acts, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

1.12 No Conflict. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (or other similar constituent document) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as otherwise set forth in the Disclosure Package or Offering Circular or as could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all applicable foreign, federal, state and local laws, rules, regulations, ordinances, codes, policies and rules of common law and any judicial or administrative interpretation thereof of any governmental body, agency or court, domestic or foreign, having jurisdiction over the Company’s business, assets or properties, except as could not reasonably be expected to have a Material Adverse Effect. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Disclosure Package and the Final Offering Circular and the consummation of the transactions herein and therein contemplated and compliance by the Company with its obligations hereunder and thereunder: (a) have been duly authorized by all necessary corporate action; (b) do not and will not, whether with or without the giving of notice or passage of time or both, contravene (i) any provision of applicable law, statute, rule or regulation, (ii) the charter or by-laws (or other similar constituent documents) of the Company or any of its subsidiaries, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries (including the Acquisition Agreement), or (iv) any judgment, order or decree of any governmental body, agency or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations; and (c) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries. No consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency, or of or with the Nasdaq Global Market, or approval of the stockholders of the Company, is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except (x) Exchange Act filings disclosing matters related thereto, (y) the filing of an application for the listing of additional shares with the Nasdaq Global Market, which has been made, and (z) such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities and the Underlying Securities (and by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement).

1.13 No Material Adverse Change. Since the respective dates as of which information is given in the Disclosure Package and the Final Offering Circular, (i) there has not occurred any Material Adverse Effect, (ii) there has not occurred any Material Adverse Effect on Windstar, and (iii) there has not been any change in the outstanding indebtedness of the Company and its subsidiaries (other than the incurrence or payment of trade payables in the ordinary course of business consistent with past practice).

1.14 Legal Proceedings; Exhibits. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries or their respective properties or assets that could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder or under the Registration Rights Agreement, the Indenture and the Securities. All pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Final Offering Circular, including ordinary routine litigation incidental to the business, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

1.15 Investment Company Act. The Company and each of its subsidiaries is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Offering Circular, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

1.16 Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, ordinances, codes, policies and rules of common law and any judicial or administrative interpretation thereof relating to pollution or the protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), wildlife, or hazardous or toxic substances or wastes, chemicals, pollutants, contaminants, wastes, residual materials, toxic substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (“Environmental Laws”), (ii) have received all permits, certificates, licenses, authorizations or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, certificate, license, authorization or approval, except where failure or noncompliance in the case of clauses (i) through (iii) above, could not reasonably be expected to have a Material Adverse Effect; there are no pending or to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and to the Company’s knowledge there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up, remediation or other corrective or rehabilitation measures, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

1.17 No Environmental Costs. To the Company’s knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities or any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries.

1.18 Cuban Business Statute. The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

1.19 Absence of Material Charges. Subsequent to the date as of which information is given in the Disclosure Package and the Final Offering Circular: (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent (including any off-balance sheet obligations), nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Disclosure Package and the Final Offering Circular.

1.20 Good Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as are described in the Disclosure Package and the Final Offering Circular or such as would not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Final Offering Circular, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

1.21 Descriptions in Disclosure Package and Each Offering Circular. The statements in the Disclosure Package and each Offering Circular under the captions “Description of Notes,” “Description of Capital Stock,” “Description of Material Indebtedness,” “Material United

States Federal Tax Considerations,” “Plan of Distribution,” “Transfer Restrictions” and “Legal Matters” and in “Item 3—Legal Proceedings” of the Company’s most recent annual report on Form 10-K, in “Part II, Item 1—Legal Proceedings” of any quarterly report of the Company on Form 10-Q and in any current report on Form 8-K included or incorporated by reference in the Disclosure Package and the Final Offering Circular, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, are accurate and fairly summarize in all material respects the matters referred to therein. The Securities, the Indenture and the Registration Rights Agreement conform or will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Final Offering Circular and will be in substantially the respective forms last delivered to the Initial Purchaser prior to the date of this Agreement.

1.22 Securities of Different Class. The Securities are eligible for resale pursuant to Rule 144A of the rules and regulations promulgated under the Securities Act and, when the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A of the rules and regulations promulgated under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

1.23 Exchange Act Reporting Company. The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

1.24 No Integration, General Solicitation or General Advertising. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (an “Affiliate”) of the Company, nor any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company makes no representation or warranty), has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

1.25 Sales in the United States or to U.S. Persons. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Initial Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

1.26 No Registration of the Securities or Qualification of the Indenture. Assuming the accuracy of the representations of the Initial Purchaser contained in Section 6 hereof and the Initial Purchaser’s compliance with its obligations thereunder, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement and the Disclosure Package and the Final Offering Circular to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

1.27 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or the Nasdaq Global Market is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation by the Company of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Registration Rights Agreement, the Indenture or the Securities by the Company, except (i) such as have been already made or obtained, (ii) with respect to the obligations under the Registration Rights Agreement, the filing of the registration statement and supplements and amendments thereto with the Commission under the Securities Act and the Commission’s declaration of effectiveness of such registration statement and post-effective amendments thereto and the qualification of the Indenture under Trust Indenture Act, (iii) the filing of an application for the listing of additional shares with the Nasdaq Global Market, which has been made, or (iv) as expressly set forth in this Agreement, the Registration Rights Agreement or the Indenture.

1.28 No Violation of Section 7 of the Exchange Act. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

1.29 No Price Stabilization or Manipulation. Other than any actions taken or that may be taken directly or indirectly by the Initial Purchaser, as to which the Company makes no representation or warranty, prior to the date hereof, neither the Company nor any of its Affiliates has taken, nor will the Company or any of its Affiliates take, directly or indirectly, any action which is designed to or which has constituted or which might be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

1.30 Independent Public Accountants. Ernst & Young LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations of the Commission thereunder and by Rule 3600T of the Public Company Accounting Oversight Board.

1.31 Financial Statements. The financial statements of the Company and its subsidiaries (including for purposes of this Section 1.31, any pro forma financial information) included or incorporated by reference in the Disclosure Package and either Offering Circular, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein (or incorporated by reference), present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise stated therein). The supporting schedules, if any, included or incorporated by reference in the Disclosure Package and either Offering Circular present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and either Offering Circular present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Disclosure Package and either Offering Circular. All disclosures contained in the Disclosure Package and the Final Offering Circular regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

1.32 No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to include securities held by such person in any registration statement required under the Registration Rights Agreement with respect to the Securities and the Underlying Securities.

1.33 Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire on reasonable terms and without a Material Adverse Effect, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by them, except where the failure to so own, possess or acquire could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice by or on behalf of a claimant of any infringement of or conflict with asserted rights of the claimant with respect to any of the foregoing which, if the subject of an unfavorable decision, ruling or finding, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Affect on the Company and its subsidiaries.

1.34 No Labor Disputes. (a) Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice; (b) except as set forth on Schedule 1.34(b), there is (i) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (ii) no strike, labor dispute, slowdown or stoppage exists or is pending or, to the Company’s knowledge, is threatened or imminent against the Company or any of its subsidiaries or its principal suppliers, manufacturers or contractors, and (iii) no union representation dispute currently exists or is pending concerning the employees of the Company or any of its subsidiaries; and (c) to the Company’s knowledge, (i) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries except as set forth on Schedule 1.34(c) and (ii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

1.35 Insurance. The Company and its subsidiaries are insured by financially sound insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and such insurance is in full force and in effect on the date hereof and will be in full force and in effect on the Closing Date or the Option Closing Date, as the case may be; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. None of the Company or any of its subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

1.36 Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package and the Final Offering Circular is not based on or derived from sources that are reliable and accurate in all material respects and the Company has obtained the written consent to the use of such data from such sources to the extent required.

1.37 Governmental Permits. Except as could not reasonably be expected to result in a Material Adverse Effect: the Company and its subsidiaries possess all permits, licenses, approvals, consents, certificates and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory authorities or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, suspension or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

1.38 Accounting Controls. The Company and each of its subsidiaries maintain a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Final Offering Circular, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is likely to materially affect, the Company’s internal control over financial reporting. The Company and its consolidated subsidiaries employ disclosure controls and procedures (as defined in Rule 13a-14 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

1.39 Listing of Common Stock. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing.

1.40 Sarbanes-Oxley Compliance. The Company and the Company’s directors and officers, in their capacities as such, are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder and in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

1.41 Payment of Taxes. The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable federal, foreign, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, except where the failure to so file or pay could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

1.42 Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

1.43 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

1.44 OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

1.45 Common Stock Certificates. The certificates representing the shares of Common Stock (including the shares of Common Stock issuable upon conversion of the Securities) conform to the requirements of the Nasdaq Global Market and the General Corporation Law of the State of Delaware.

1.46 ERISA. Each of the Company and its subsidiaries is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; none of the Company or any of its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

1.47 Accuracy of Exhibits. There are no contracts or documents which are required under the Securities Act or the Exchange Act or the rules and regulations thereunder to be filed as exhibits to the documents incorporated by reference in the Disclosure Package or the Final Offering Circular which have not been so filed as required.

1.48 Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any of its subsidiaries or Affiliates, on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the Securities Act or by the rules and regulations enacted thereunder to be described in a registration statement on Form S-1 that is not so described or is not described as required in the Disclosure Package and the Final Offering Circular; and, to the Company’s knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. and any of the Company’s officers or directors.

1.49 Solvency. The Company and each of its subsidiaries is, and immediately after Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company and each of its subsidiaries, individually and in the aggregate, on a particular date, that on such date (i) the fair market value of the assets of the Company and each of its subsidiaries is greater than the total amount of liabilities (including contingent liabilities) of the Company and each of its subsidiaries, (ii) the present fair salable value of the assets of the Company and each of its subsidiaries is greater than the amount that will be required to pay the probable liabilities of the Company and each of its subsidiaries on its debts as they become absolute and matured, (iii) the Company and each of its subsidiaries is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (iv) the Company and each of its subsidiaries does not have unreasonably small capital.

1.50 Dividend Payments. None of the Company’s subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on its capital stock or from repaying to the Company any loans or advances to it from the Company.

1.51 Suppliers. No supplier of merchandise to the Company or any of its subsidiaries has ceased shipments to any of them, other than in the normal and ordinary course of business consistent with past practices, except to the extent such cessation could not reasonably be expected to result in a Material Adverse Effect.

1.52 Stock Option Awards. All stock option awards granted by the Company have been appropriately authorized by the board of directors of the Company or a duly authorized committee thereof, including approval of the exercise or purchase price or the methodology for determining the exercise or purchase price and the substantive terms of the stock options awards; all stock options granted to employees in the United States reflect the fair market value of the Company’s capital stock as determined under Section 409A of the Code, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto, on the date the option was granted (within the meaning of United States Treasury Regulation §1.421-1(c)); no stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company.

1.53 S-3 Eligibility. The Company is eligible to use Form S-3 for the purpose of registering the Securities and the Underlying Securities for resale in accordance with the terms of the Registration Rights Agreement.

1.54 Authorization of the Acquisition Agreement. The Acquisition Agreement has been duly authorized, executed and delivered by the Company and Ambassadors International

Cruise Group and constitutes a valid and binding agreement of each of the parties thereto, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

1.55 Consents for the Acquisition Agreement. Except as disclosed in the Disclosure Package and the Final Offering Circular, the Company has obtained all authorizations, approvals, consents, licenses, orders or similar approvals necessary to consummate the transactions contemplated by the Acquisition Agreement.

1.56 Acquisition Agreement. Except as disclosed in the Disclosure Package and the Final Offering Circular, as of the date hereof nothing has come to the attention of the Company that has caused the Company to believe that the representations and warranties of HAL Antillen N.V. and Windstar set forth in the Acquisition Agreement are not true and correct with the same force and effect as though expressly made at and as of the date hereof.

2. Purchase and Sale Agreements Firm Securities. The Company hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, the principal amount of Firm Securities set forth in Schedule A hereto opposite its name at a purchase price of 97% of the principal amount thereof (the “Purchase Price”).

2.2 Additional Securities. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchaser the Additional Securities, and the Initial Purchaser shall have a right to purchase, up to $15,000,000 aggregate principal amount of Additional Securities at the Purchase Price solely to cover over-allotments. If the Initial Purchaser elects to exercise such option, the Initial Purchaser shall so notify the Company in writing not later than thirteen (13) days after the date of this Agreement, which notice shall specify the aggregate principal amount of Additional Securities to be purchased by the Initial Purchaser and the date on which such Securities are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than the last day of the thirteen (13) day period beginning with the Closing Date.

2.3 Market Standoff Provision. The Company hereby agrees that, without the prior written consent of the Initial Purchaser, it will not, during the period ending 90 days after the date of the Final Offering Circular, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B)

the issuance of Underlying Securities upon conversion of the Securities to be sold hereunder, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date hereof of which the Initial Purchaser has been advised in writing, and (D) the issuance of shares of Common Stock and options to purchase shares of Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans in existence on the date hereof and described in the Disclosure Package and the Final Offering Circular.

2.4 Terms of Offering. You have advised the Company that you propose to make an offering of the Securities purchased hereunder on the terms to be set forth in the Disclosure Package and the Final Offering Circular as soon after this Agreement is entered into as in your judgment is advisable.

3. Payment and Delivery. The Securities to be purchased by the Initial Purchaser hereunder will be represented by one or more definitive global securities in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the Purchase Price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Initial Purchaser at least forty-eight (48) hours in advance, by causing DTC to credit the Securities to the account of the Initial Purchaser at DTC. The time and date of such delivery and payment for the Firm Securities shall be 10:00 a.m., New York City time, on April 3, 2007, or at such other time on the same or such other date as shall be designated in writing by you (the “Closing Date”). The time and date of such delivery and payment for the Additional Securities shall be 10:00 a.m., New York City time, on the date specified in the notice described in Section 2.2, or at such other time on the same or such other date, not later than the last day of the thirteen (13) day period beginning with the Closing Date, as shall be designated in writing by you (the “Option Closing Date”). Certificates representing the Firm Securities and the Additional Securities, if any, shall be in such denominations ($1,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Initial Purchaser may request at least two full business days before Closing Date or the Option Closing Date, as the case may be. The Company will cause the certificates representing the Securities to be made available to the Initial Purchaser for examination at least twenty-four (24) hours prior to the Closing Date or the Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the “Designated Office”).

The documents to be delivered at the Closing Date or the Option Closing Date, as the case may be, by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Securities and any additional documents requested by Initial Purchaser or counsel for the Initial Purchaser pursuant to Section 5.10 hereof, will be delivered at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304 (the “Closing Location”) at the Closing Date or the Option Closing Date, as the case may be. On the Closing Date or the Option Closing Date, as the case may be, the Securities will be delivered at the Designated Office. A meeting will be held at the Closing Location at 8:00 p.m., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be, at which meeting the final drafts of the documents to be delivered pursuant to this paragraph will be available for review by the parties hereto. For the purposes of this Section 3,

“business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

4. Covenants of the Company. In further consideration of the agreements of the Initial Purchaser herein contained, the Company covenants and agrees with the Initial Purchaser as follows:

4.1 Furnish Copies of Disclosure Package and Final Offering Circular. To furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4.3 below, as many copies of the Disclosure Package and the Final Offering Circular and any supplements and amendments thereto (including any documents incorporated or deemed incorporated by reference therein) as you may reasonably request; and to prepare the Pricing Supplement, in form and substance satisfactory to the Initial Purchaser, and to furnish as soon as practicable but no later than prior to the Applicable Time to the Initial Purchaser, without charge, as many copies of the Pricing Supplement as the Initial Purchaser may reasonably request. The Company represents and agrees that, unless it obtains the prior consent of the Initial Purchaser, it has not made and will not make any offer relating to the Securities by means of any Supplemental Offering Materials.

4.2 Notification of Amendments or Supplements. Before amending or supplementing either Offering Circular, the Company will furnish to you a copy of each such proposed amendment or supplement and the Company will not use any such proposed amendment or supplement to which you reasonably object.

4.3 Preparing Amendments or Supplements. If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein, in the light of the circumstances when the Final Offering Circular is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Final Offering Circular to comply with applicable law, the Company will forthwith prepare and furnish, at its own expense, to the Initial Purchaser either amendments or supplements to the Final Offering Circular so that the statements in the Final Offering Circular as so amended or supplemented will not, in the light of the circumstances when the Final Offering Circular is delivered to a purchaser, be misleading or so that the Final Offering Circular, as amended or supplemented, will comply with applicable law.

4.4 Blue Sky Laws. The Company will qualify the Securities and the Underlying Securities for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request and shall maintain such qualifications in effect as long as required for the sale of the Securities pursuant to the Registration Rights Agreement; provided, however, that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

4.5 Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities sold by it in the manner described in the Disclosure Package and under the caption “Use of Proceeds” in the Final Offering Circular.

4.6 Subsequent Sales of Securities. Neither the Company nor any Affiliate of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities.

4.7 No Public Offering of Securities. The Company will not solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.8 Additional Information. While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such securities the information specified in Rule 144A(d)(4) of the rules and regulations promulgated under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

4.9 DTC. The Company will cooperate with the Initial Purchaser and use its best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

4.10 PORTAL. The Company will use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to the PORTAL Market.

4.11 Resales by the Company and Affiliates. During the period of two years after the Closing Date or the Option Closing Date, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities or the Underlying Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

4.12 No Registration Under Section 8 of the Investment Company Act. The Company will not be or become, at any time prior to the expiration of three years after the Closing Date (or the Option Closing Date, if later), an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

4.13 Reservation of Underlying Securities. The Company will reserve and keep available at all times, free of preemptive rights, the Underlying Securities for the purpose of enabling the Company to satisfy any obligations to issue the Underlying Securities upon conversion of the Securities.

4.14 Listing of Underlying Securities. The Company will use its best efforts to effect and maintain the quotation of the Underlying Securities on the Nasdaq Global Market or the Nasdaq Global Select Market.

4.15 Notification and Effect of Material Events. The Company will immediately notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchaser, any change, or any prospective change, or any development that could result in a change, in or affecting the condition, financial or otherwise, or the earnings, business, operations or prospects of the Company and its subsidiaries, in each case whether or not arising in the ordinary course of business, that (i) make any statement in the Disclosure Package, any Offering Circular or any Supplemental Offering Material false or misleading or (ii) are not disclosed in the Disclosure Package or the Final Offering Circular. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Offering Circular in order that the Offering Circular not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Circular by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Circular (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Offering Circular will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a subsequent purchaser, not misleading.

4.16 No Other Offering Documents. The Company represents and agrees that, unless it obtains the prior consent of the Initial Purchaser (and the Initial Purchaser represents and agrees that, unless it obtains the prior consent of the Company), it has not made and will not make any offer relating to the Securities that, if the placement of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, other than the Pricing Supplement in the form attached hereto as Schedule B.

4.17 Sarbanes-Oxley Compliance. The Company will maintain such controls and other procedures, including, without limitation, those necessary to enable the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

5. Conditions to the Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Firm Securities on the Closing Date or the Additional Securities on the Option Closing Date, as the case may be, are subject to the following conditions:

5.1 No Downgrading. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be, (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

5.2 No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be, there shall not have occurred any change, or any prospective change, or any development that could result in a change, in or affecting the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, in each case whether or not arising in the ordinary course of business, from that set forth in the Final Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Offering Circular.

5.3 Officers’ Certificate. The Initial Purchaser shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate of the Company, dated the Closing Date or the Option Closing Date, as the case may be, signed on behalf of the Company by the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, to the effect that, and you shall be satisfied that:

(i) The only indentures, mortgages, deeds of trust, loan agreements, bonds, debentures, note agreements or other evidences of indebtedness to which the Company or any subsidiary is a party or by which any of them are bound are as set forth on Schedule C attached hereto (true, correct and complete copies of which have been delivered to counsel for the Initial Purchaser);

(ii) As of the date hereof and the Closing Date or the Option Closing Date, as the case may be, the Company is not in breach of, or default under, the provisions of the agreements and instruments referred to in paragraph (i) above, nor does any condition exist which, with the giving of notice or passage of time or both, would constitute such a default or breach, and the issuance by the Company of the Securities and their sale would not result in a breach of, or constitute a default under, the provisions of the agreements and instruments referred to in paragraph (i) above including, without limitation, with respect to the financial covenants in such agreements and instruments. The Company will attach as an exhibit to such certificate the computations demonstrating the compliance of such financial covenants. Such computations shall have been made in conformity with the provisions of such agreements and instruments, and the terms used in such agreements and instruments, and the terms used in such computations shall have the meanings assigned thereto in such agreements and instruments;

(iii) As of the Closing Date or the Option Closing Date, as the case may be, there has not been, since the date hereof or since the date as of which information is given in the Disclosure Package or the Final Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change, or any prospective material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, in each case whether or not arising in the ordinary course of business;

(iv) The representations and warranties in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date or the Option Closing Date, as the case may be;

(v) Attached as an exhibit to such certificate are copies of all waivers or amendments or consents in respect of the agreements referred to paragraph (i) above, including but not limited to the transactions contemplated by this Agreement or the agreement referred to in Section 5.12 of this Agreement; and

(vi) The Company has complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be.

5.4 Opinion of Company Counsel. The Initial Purchaser shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Rutan & Tucker LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser to the effect set forth in Exhibit A hereto. Each of the opinions shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

5.5 Opinion of Initial Purchaser’s Counsel. The Initial Purchaser shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchaser, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser.

5.6 Accountants’ Comfort Letters. The Initial Purchaser shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated the date hereof and the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Disclosure Package and the Final Offering Circular; provided that the letter delivered on the date hereof and the Closing Date or Option Closing Date, as the case may be, shall use a “cut-off date” not earlier than three business days prior to the date hereof and the Closing Date or Option Closing Date, as the case may be.

5.7 Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and the officers and directors of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

5.8 PORTAL. The Securities have been designated as PORTAL eligible.

5.9 Approval of Listing. Prior to the Closing Date, the Underlying Securities shall have been approved for inclusion in the Nasdaq Global Market, subject only to official notice of issuance.

5.10 Additional Documents. On the Closing Date or Option Closing Date, as the case may be, the Initial Purchaser and counsel for the Initial Purchaser shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

5.11 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date or Option Closing Date, as the case may be, and the Company shall have complied with all of the agreements to be performed hereunder on or before the Closing Date or Option Closing Date, as the case may be.

The obligations of the Initial Purchaser to purchase Securities hereunder are subject to the satisfaction of each of the above conditions on or prior to the Closing Date or Option Closing Date, as the case may be, and to the delivery to you on the Closing Date or Option Closing Date, as the case may be, of such documents as you may reasonably request with respect to the due incorporation or formation, the good standing of the Company and its subsidiaries, the due authorization, execution and authentication of the Securities and other matters related to the execution and authentication of the Securities.

6. Offering of Securities; Restrictions on Transfer.

6.1 Institutional Accredited Investor. The Initial Purchaser represents and warrants that it is an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

6.2 Offering of Securities. The Initial Purchaser acknowledges that the issuance of the Securities and the Underlying Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Initial Purchaser represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities or Underlying Securities within the United States or to, or for the account or benefit of, U.S. persons as part of its distribution at any time except:

(a) to those it reasonably believes to be QIBS; or

(b) in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities or Underlying Securities in the United States by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(iii) in connection with each sale pursuant to Section 6.1(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities or Underlying Securities is aware that such sale is being made in reliance on Rule 144A;

(iv) any information provided by the Initial Purchaser to publishers of publicly available databases about the terms of the Securities and Underlying Securities shall include a statement that the Securities and the Underlying Securities have not been registered under the Securities Act and are subject to restrictions under Rule 1444A under the Securities Act and Regulation S; and

(v) it acknowledges that additional restrictions on the offer and sale of the Securities and the Underlying Securities are described in the Final Offering Circular and Disclosure Package.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Disclosure Package and each Offering Circular and any amendments and supplements thereto, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Initial Purchaser, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchaser, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing this Agreement, the Indenture, the blue sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offer, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as contemplated by Section 4.4 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with the blue sky and legal investment memoranda; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing, issuing and delivering the Securities to the Initial Purchaser or the Trustee; (vii) the costs and charges of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, as required in the Indenture or any fee agreement between the Company and the Trustee; (viii) the costs and charges of any transfer agent, registrar or depositary; (ix) the fees and expenses, if any, incurred in connection with the designation of the Securities as PORTAL or the admission of the Securities for trading on any appropriate market system; (x) all costs and expenses incident to listing the Underlying Securities on the Nasdaq Global Market; (xi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered with prior approval of the Company in connection with the road show; and (xii) all other costs and expenses incident to the performance by the Company of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 12 below, the Initial Purchaser will pay all of its costs and expenses, including fees and disbursements of its counsel and any advertising expenses connected with any offers they may make.

8. Indemnity and Contribution.

8.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, either Offering Circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Supplemental Offering Materials, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein.

8.2 Indemnification by the Initial Purchaser. The Initial Purchaser agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, either Offering Circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Supplemental Offering Materials, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but only with reference to information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein.

8.3 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchaser and such control persons of the Initial Purchaser, such firm shall be designated in writing by the Initial Purchaser. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

8.4 Contribution Agreement. To the extent the indemnification provided for in Section 8.1 or Section 8.2 hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by Section 8.4(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8.4(i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the Disclosure Package and the Final Offering Circular, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8.5 Contribution Amounts. The Company and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to Section 8.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8.4 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.6 Remedies Not Exclusive. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

8.7 Survival of Provisions. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or its Affiliates or selling agents, any person controlling the Initial Purchaser, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

11. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) there has been, since the time of execution of this Agreement or since the date as of which information is given in the Preliminary Offering Circular, the Disclosure Package or the Final Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change, or prospective material adverse change, or any development that could result in a material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business, operations or prospects, of the Company and its subsidiaries, in each case whether or not arising in the ordinary course of business, (ii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (iii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or New York or California state authorities, (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, or (vi) in the judgment of the Initial Purchaser, there shall have occurred any material adverse change, or prospective material adverse change, or any development that could result in a material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business, operations or prospects, of the Company and its subsidiaries, in each case whether or not arising from transactions in the ordinary course of business, and (b) in the case of any of the events specified in Sections 11(a)(i)-11(a)(vi), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package and the Final Offering Circular.

12. Reimbursement. If this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Headings; Table of Contents. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchaser:

Thomas Weisel Partners LLC
390 Park Avenue, 16th Floor
New York, New York 10022
Facsimile: (212) 271-3748
Attention: Joe Klein

with a copy to:

Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104
Facsimile: (415) 364-2694
Attention: Jack Helfand, Esq.

and a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Facsimile: (650) 493-6811
Attention: John A. Fore, Esq.

If to the Company:

Ambassadors International, Inc.
1071 Camelback Street
Newport Beach, California 92660
Facsimile: (949) 759-5909
Attention: Brian Schaefgen

with a copy to:

Rutan & Tucker, LLP
611 Anton Boulevard
Suite 1400
Costa Mesa, California 92626
Facsimile: (714) 546-9035
Attention: Derek Dundas, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the other parties.

16. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company on other matters) and the Initial Purchaser has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

17. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

20. Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

21. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

22. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

23. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

24. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Disclosure Package and each Offering Circular (and any amendments and supplements thereto).

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AMBASSADORS INTERNATIONAL, INC.

By:	/s/ Brian Schaefgen
Name:	Brian R. Schaefgen
Title:	Chief Financial Officer

Accepted as of the date first above written:

THOMAS WEISEL PARTNERS LLC

By:	/s/ Joseph J. Klein
Name:	Joseph J. Klein
Title:	Principle

SCHEDULE 1.34(b)

On April 25, 2006, one of the Company’s subsidiaries acquired certain assets of Delta Steamboat Company, Inc., including three vessels, the Delta Queen, the American Queen and the Mississippi Queen. The Delta Queen Steamboat Company has a collective bargaining agreement with the American Maritime Officers union (“AMO”), which was not assumed by the Company or any of its subsidiaries in connection with the purchase of certain assets from the Delta Queen Steamboat Company. On November 28, 2006, a grievance was noticed by AMO to Ambassadors International and Ambassadors Cruise Group as well as the Delta Steamboat Company and Delaware North Companies (the parent entity of Delta Queen Steamboat Company) for failure to honor the collective bargaining agreement with AMO. The Company’s last communication in this regard was to inform the AMO that it has no current bargaining relationship with the AMO, nor a duty or obligation to arbitrate. The arbitration of this matter is scheduled for the first week of May 2007 in New York City and the Company will not be a party to the arbitration proceedings.

S-1

SCHEDULE 1.34(c)

In March 2007, the Company was informed that an employee on its vessel, the American Queen, has been handing out union authorization cards.

S-2

SCHEDULE A

Initial Purchaser	Principal Amount Of Firm Securities To Be Purchased
Thomas Weisel Partners LLC	$85,000,000

Total:	$85,000,000

SA-1

SCHEDULE B

Pricing Supplement

Issuer:	Ambassadors International

NASDAQ Ticker for Common Stock:	AMIE

Title of securities:	3.75% Senior Notes due 2027

Aggregate principal amount offered:	$85.0 million

Principal amount per note:	$1,000

Issue price:	100%

Initial purchaser’s over-allotment option:	$15.0 million

Aggregate initial purchaser’s compensation:	$2.55 million (excluding option to purchase up to $15.0 million of additional convertible senior notes)

Proceeds Net of Aggregate initial purchaser’s compensation:	$82.45 million (excluding option to purchase up to $15.0 million of additional convertible senior notes)

Interest rate:	3.75% per annum

Reference price:	$44.75

Initial conversion price:	Approximately $55.94 per share of common stock

Number of shares of common stock initially issuable upon conversion:	1,519,485 shares of common stock

Initial conversion rate:	17.8763 shares of common stock per $1,000 aggregate principal amount of convertible senior subordinated notes

Trustee:	Wells Fargo Bank, National Association

Interest payment dates:	April 15 and October 15 of each year, beginning October 15, 2007

Maturity:	April 15, 2027

Optional redemption:

On or after April 15, 2012, we may redeem the notes, in whole or in part. On or after April 20, 2010, we may redeem the notes, in whole or in part, at the redemption price, which is 100% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date only if the closing price of our common stock exceeds 150% of the conversion price for at least 20 trading days in any consecutive 30-day trading period as described below under “—Optional Redemption by Ambassadors International.” We will make an additional payment in cash with respect to the notes called for provisional redemption in an amount equal to $75.00 per $1,000 principal amount of notes, less the amount of any interest actually paid on the notes after April 15, 2010. If we experience a fundamental change, you will have the right to require us to repurchase your notes as described below under “—Repurchase at Option of Holders Upon a Fundamental Change.”

SB-1

Conversion rights:	Holders may freely convert their notes at any time prior to April 15, 2027.

Fundamental change:	Adjustment to conversion ratio upon fundamental change. See below.

Use of proceeds:	Issuer intends to use approximately $60 million of the net proceeds from this offering to pay certain term and revolving loans and notes, in each case, described in “Use of Proceeds” and “Description of Notes.” Issuer will use the balance of the net proceeds from this offering, if any, to further reduce debt or for other corporate purposes, such as capital expenditures or working capital. See “Use of Proceeds.”

Listing:	None

Trade date:	March 29, 2007

Settlement date:	April 3, 2007

CUSIP:

ISIN:

Initial purchasers:	Thomas Weisel Partners LLC

Adjustment to conversion rate upon Fundamental Change:	The following table sets forth the hypothetical increase in the conversion rate, expressed as a number of additional shares issuable per $1,000 initial principal amount of notes as a result of a fundamental change that occurs in the corresponding period:

	Stock Price
Effective Date of Fundamental Change	$44.75	$55.00	$65.00	$75.00	$85.00	$95.00	$105.00	$115.00	$125.00	$135.00	$145.00	$155.00	$165.00
4/03/07	4.92	3.70	2.61	1.92	1.47	1.16	0.93	0.77	0.64	0.54	0.47	0.40	0.35
4/15/08	4.92	3.67	2.51	1.80	1.34	1.04	0.82	0.67	0.55	0.46	0.39	0.34	0.29
4/15/09	4.92	3.56	2.32	1.60	1.15	0.86	0.67	0.53	0.43	0.36	0.30	0.26	0.22
4/15/10	4.92	3.33	2.02	1.29	0.87	0.62	0.46	0.36	0.29	0.24	0.20	0.17	0.15
4/15/11	4.92	2.92	1.49	0.80	0.47	0.30	0.21	0.16	0.13	0.11	0.09	0.08	0.07
4/15/12	4.92	0.35	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
4/03/07	4.92	3.70	2.61	1.92	1.47	1.16	0.93	0.77	0.64	0.54	0.47	0.40	0.35
4/15/08	4.92	3.67	2.51	1.80	1.34	1.04	0.82	0.67	0.55	0.46	0.39	0.34	0.29
4/15/09	4.92	3.56	2.32	1.60	1.15	0.86	0.67	0.53	0.43	0.36	0.30	0.26	0.22
4/15/10	4.92	3.33	2.02	1.29	0.87	0.62	0.46	0.36	0.29	0.24	0.20	0.17	0.15
4/15/11	4.92	2.92	1.49	0.80	0.47	0.30	0.21	0.16	0.13	0.11	0.09	0.08	0.07
4/15/12	4.92	0.35	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

SB-2

SCHEDULE C

Schedule of Indebtedness

1.	Membership Interest Purchase Agreement, dated December 27, 2005, by and among Ambassadors International, Inc., Ambassadors Cruise Group, LLC and Oregon Rail Holdings LLC.

2.	Guaranty, dated as of January 13, 2006, by the Company in favor of Oregon Rail Holdings.

3.	2006 Endorsement to 7.68% Sinking Fund Bond Due June 2, 2020, dated April 25, 2006 executed by AQ Boat, LLC.

4.	2006 Endorsement To Additional Promissory Note To The United States Of America, Dated April 25, 2006 executed by AQ Boat, LLC.

5.	Assumption Agreement and 2006 Supplement to Trust Indenture, dated April 25, 2006, by and among AQ Boat, LLC, the Bank of New York as indenture trustee, and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator.

6.	Limited Guaranty, dated as of April 25, 2006, by the Company in favor of the United States of America.

7.	Loan Agreement, dated as of September 1, 2006, by and among Ambassadors International, Inc., Ambassadors Marine Group, LLC, Ambassadors, LLC, Ambassadors Cruise Group, LLC, Cypress Reinsurance, Ltd and Bank of America, N.A.

SC-1

EXHIBIT A

Form of Legal Opinion of Rutan & Tucker, LLP

(i)	The Company is a corporation under the General Corporation Law of the State of Delaware, has the corporate power and authority to execute and deliver the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities and to perform its obligations under the terms of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities, and to own, lease and operate its property and to conduct its business as described in the Disclosure Package and the Final Offering Circular. Based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign corporation in the jurisdictions listed opposite its name on Appendix A hereto.

(ii)	Ambassadors, LLC, Ambassadors Cruise Group, LLC, Ambassadors Marine Group, LLC, DQSC Operations, LLC, DQ Boat, LLC, AQ Boat, LLC, MQ Boat, LLC, Contessa Boat, LLC, CQ Boat, LLC, BellPort Group, Inc. and BellJa Holding Company, Inc., (the “Subsidiaries”), is a corporation or limited liability company with corporate or limited liability company power and authority to own, lease and operate its property and to conduct its business as described in the Disclosure Package and the Final Offering Circular. Based solely on certificates from public officials, we confirm that each of the Subsidiaries, EN Boat LLC, QW Boat Company LLC, American West Steamboat Company LLC, BMI Acquisition Company and Bellingham Marine Industries, Inc. is validly existing and in good standing under the laws of the state of its incorporation or formation and is qualified to transact business as a foreign corporation in the jurisdictions listed opposite its name on Appendix A hereto.

(iii)	The Securities are in the form contemplated by the Indenture, have been duly authorized by all necessary corporate action of the Company.

(iv)	The Securities, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, and the Securities will be entitled to the benefits of the Indenture and the Registration Rights Agreement in accordance with their terms.

(v)	The Underlying Securities issuable as of the date hereof have been duly authorized and reserved and, when issued and delivered upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and no holder of such Underlying Securities is or will be subject to personal liability under the General Corporation Law of the State of Delaware for any debt or obligation of the Company solely by reason of being such a holder, except that they may be liable by agreement and for their own conduct or acts.

(vi)	There are no preemptive or other similar rights pursuant to the General Corporation Law of the State of Delaware, any Material Agreement (defined below) or the Company’s certificate of incorporation to subscribe for or purchase any of the Underlying Securities.

(vii)	The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the certificate of incorporation and bylaws of the Company.

(viii)	The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(ix)	Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

(x)	Each of the Indenture and the Registration Rights Agreement is a valid and binding agreement of, the Company, enforceable in accordance with its terms.

(xi)	The execution and delivery by the Company of the Purchase Agreement, the Indenture, the Securities, and the Registration Rights Agreement (collectively, the “Documents”), the consummation of the transactions therein, including the issuance of the Underlying Securities upon conversion of the Securities, as of the date hereof, and the performance by the Company of its obligations thereunder, do not:

(a)	violate the provisions of the Company’s certificate of incorporation or bylaws;

(b)	result in a breach of or default under any of the Material Agreements;

(c)	violate any federal, New York or California statute, rule or regulation applicable to the Company or the General Corporation Law of the State of Delaware; and

(d)	violate any judgment, order or decree identified by the Company as applicable to the Company or any of its subsidiaries or any of their assets, properties or operations.

(xii)	No consent or approval or authorization is required to be obtained by the Company in connection with the execution and delivery of the Documents and the consummation of the transactions therein, nor are any registrations, declarations or filings required to be made by the Company under any federal, New York or California statute, rule or regulation applicable to the Company or the General Corporation Law of the State of Delaware, except as may be required by the securities or blue sky laws of the various states or the federal securities laws in connection with the offer and sale of the Securities and the initial resale of the Securities by the Initial Purchaser, about which we express no opinion except as set forth in paragraph (xvi) hereof.

(xiii)	The statements in the Disclosure Package and the Final Offering Circular under the captions “Description of Notes,” “Description of Capital Stock,” “Plan of Distribution,”

“Transfer Restrictions” and “Material Indebtedness”, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.

(xiv)	The statements in the Disclosure Package and the Final Offering Circular under the caption “Material United States Federal Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate summaries in all material respects.

(xv)	The Company is not and, after giving effect to the offering and sale of the Securities to the Initial Purchaser and the application of the proceeds thereof as described in the Disclosure Package and the Final Offering Circular, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.

(xvi)	Assuming and based upon (a) the accuracy of the representations, warranties and agreements of the Company and the Initial Purchaser in the Purchase Agreement, (b) the due performance by the Company and the Initial Purchaser of the covenants and agreements set forth in the Purchase Agreement, (c) compliance by the Initial Purchaser with the offering and resale procedures and restrictions contained in the Final Offering Circular, and (d) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Final Offering Circular by subsequent purchasers of the Securities and the Underlying Securities, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser or in connection with the initial resale of such securities by the Initial Purchaser, in each case in the manner contemplated by the Purchase Agreement, Disclosure Package and Final Offering Circular, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and its subsidiaries, representatives of the Initial Purchaser and representatives of the independent public accountants of the Company and its subsidiaries at which the contents of the Disclosure Package and the Final Offering Circular and related matters were discussed and, on the basis of the foregoing, nothing has come to such counsel’s attention that would lead such counsel to believe that (i) as of the Applicable Time and as of the Closing Date or the Option Closing Date, as the case may be, the Disclosure Package (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement) included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (ii) that the Final Offering Circular or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom as to which such counsel need make no statement), at the time the Final Offering Circular was issued, at the time any such amended or supplemented Offering Circular was issued and as of the Closing Date or the Option Closing Date,

as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions) to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

APPENDIX A

1.	Option Agreement, dated February 1, 2005, by and between Ambassadors International, Inc. and BellJa Holding Company, Inc.

2.	Membership Interest Purchase Agreement, dated December 27, 2005, by and among Ambassadors International, Inc., Ambassadors Cruise Group, LLC and Oregon Rail Holdings LLC.

3.	Restricted Stock Agreement, dated December 27, 2005, between Ambassadors International, Inc. and ORC Investments I, Inc., ORC Holdings, Inc. and C.G. Grefenstette, E.C. Johnson and Bruce I. Crocker, Trustees Under a Trust dated August 28, 1968 for Henry L. Hillman, Jr.

4.	Amendment No. 1 to Membership Interest Purchase Agreement by and among Ambassadors International, Inc., Ambassadors Cruise Group, LLC and Oregon Rail Holdings LLC dated January 13, 2006.

5.	Amended and Restated Title XI Reserve Fund and Financial Agreement, dated as of January 13, 2006, by and among ENBOAT LLC, American West Steamboat Company LLC, and the United States of America.

6.	Guaranty, dated as of January 13, 2006, by the Company in favor of Oregon Rail Holdings.

7.	Asset Purchase Agreement, dated April 6, 2006, by and among Ambassadors Cruise Group, LLC, Delta Queen Steamboat Company, Inc., American Queen Steamboat, LLC, Delta Queen Steamboat, LLC and Mississippi Queen Steamboat, LLC.

8.	2006 Endorsement to 7.68% Sinking Fund Bond Due June 2,2020, dated April 25, 2006 executed by AQ Boat, LLC.

9.	2006 Endorsement To Additional Promissory Note To The United States Of America, Dated April 25, 2006 executed by AQ Boat, LLC.

10.	Assumption Agreement and 2006 Supplement to Trust Indenture, dated April 25, 2006, by and among AQ Boat, LLC, the Bank of New York as indenture trustee, and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator.

11.	Amended and Restated 2006 Security Agreement, dated April 25, 2006, by and between AQ Boat, LLC and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator.

12.	Title XI Reserve Fund and Financial Agreement, dated April 25, 2006, by and between AQ Boat, LLC and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator.

13.	Depository Agreement, dated April 25, 2006, by and between AQ Boat, LLC and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator.

14.	Restricted Stock Agreement, dated April 25, 2006, by and among Ambassadors International, Inc., Delta Queen Steamboat Company, Inc., American Queen Steamboat, LLC, Delta Queen Steamboat, LLC and Mississippi Queen Steamboat, LLC.

15.	Limited Guaranty, dated as of April 25, 2006, by the Company in favor of the United States of America.

16.	Stock Purchase Agreement, dated July 21, 2006, by and among Ambassadors Marine Group, LLC, Nishida Tekko Corporation, Nishida Tekko America Corporation and BMI Acquisition Company.

17.	Option Agreement, dated July 21, 2006, by and between Ambassadors Marine Group, LLC and Nishida Tekko Corporation.

18.	Loan Agreement, dated as of September 1, 2006, by and among Ambassadors International, Inc., Ambassadors Marine Group, LLC, Ambassadors, LLC, Ambassadors Cruise Group, LLC, Cypress Reinsurance, Ltd and Bank of America, N.A.

19.	Purchase Agreement, dated as of February 21, 2007, by and between HAL Antillen N.V. and Ambassadors International Cruise Group, LLC.

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

March     , 2007

Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Re: Lock-Up Agreement

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Ambassadors International, Inc., a Delaware corporation (the “Company”), or securities convertible into or exchangeable or exercisable for Common Stock. The undersigned understands that you propose to enter into a Purchase Agreement with the Company providing for an offering (the “Offering”) of $85,000,000 aggregate principal amount of Convertible Senior Notes due 2027 of the Company (the “Securities”), plus an option for up to $15,000,000 additional aggregate principal amount of the Securities. The Securities will be convertible into shares of Common Stock. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising funds for the repayment of indebtedness, to fund future growth, for general corporate purposes and for working capital. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into arrangements with the Company with respect to the Offering.

To induce you to continue your efforts in connection with the Offering, the undersigned hereby agrees that, without your prior written consent (which consent may be withheld in your sole discretion), the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering circular relating to the Offering (the “Final Offering Circular”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise[; provided, however, that the foregoing restriction shall not apply to the sale of shares received upon the exercise of options existing on the date hereof if such exercise and sale is in connection with the undersigned terminating his or her service as a director of the Company][; provided further that the foregoing restriction shall not apply to the sale of shares pursuant to that certain Option Agreement, dated as of July 26, 2006, by and between Ueberroth Family Trust, dated June 27, 1986 and Joseph J. Ueberroth Revocable Trust, dated March 5, 1997]. In addition, the undersigned agrees that, without your prior written consent (which consent may be withheld in its sole discretion), the

B-1

undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Offering Circular, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. With respect to the Offering, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock or other securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning upon the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Thomas Weisel Partners LLC waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by Thomas Weisel Partners LLC to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

The undersigned understands that whether or not the Offering actually occurs depends on a number of factors, including stock market conditions. The Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation among the Company and you.

B-2

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

This lock-up agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Print Name)

(Signature)

(Address)

(Address)

B-3